As filed with the Securities and Exchange Commission on December 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCURY COMPUTER SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)

201 Riverneck Road

Chelmsford, Massachusetts 01824

(978) 256-1300

(Address of Principal Executive Offices)

MERCURY COMPUTER SYSTEMS, INC.

1997 Employee Stock Purchase Plan

(Full Title of the Plan)

Alex A. Van Adzin

Vice President, General Counsel, and Corporation Secretary

Mercury Computer Systems, Inc.

201 Riverneck Road

Chelmsford, Massachusetts 01824

(978) 256-1300

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock	300,000	$10.92	$3,276,000	$182.80

(1)	This registration statement also covers preferred stock purchase rights (the “Rights”) which are presently attached to and trade with the registrant’s common stock. Any value attributable to the Rights is reflected in the market price of the common stock.
(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split, or other similar change.
(3)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the NASDAQ Global Select Market on December 8, 2009.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 300,000 additional shares of common stock, par value $.01 per share (the “Common Stock”), of Mercury Computer Systems, Inc. (the “Company”) to be offered to participants under the Mercury Computer Systems, Inc. 1997 Employee Stock Purchase Plan, as amended (the “Plan”), originally adopted in 1997 and most recently amended and restated on September 14, 2009 (and approved by the Company’s shareholders on October 21, 2009). The maximum number of shares issuable under the Plan is 1,100,000 shares, of which 500,000 shares were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-53291 filed on May 21, 1998), as adjusted for a 2-for-1 stock split on December 21, 1999 pursuant to Rule 416(a) under the Securities Act, and 300,000 were previously registered with the Commission on Form S-8 (File No. 333-139020 filed on November 30, 2006, and together with the Form S-8 File No. 333-53291 filed on May 21, 1998, the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the Commission on September 4, 2009;

(b)	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed with the Commission on November 9, 2009;

(c)	The Company’s current reports on Form 8-K filed with the Commission on July 7, 2009, August 3, 2009, September 8, 2009, September 14, 2009, October 2, 2009, and October 26, 2009;

(d)	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A dated January 7, 1998, as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description; and

(e)	The description of the Company’s preferred stock purchase rights contained in the Company’s registration statement on Form 8-A dated December 15, 2005, as filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered under this registration statement will be passed upon for the Company by Goodwin Procter LLP, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is Of Counsel at Goodwin Procter LLP, owns 28,950 shares of Common Stock and options to purchase an additional 1,010 shares of Common Stock.

ITEM 8.	EXHIBITS.

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the Commission on September 4, 2009).

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, as filed with the Commission on February 8, 2005).

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.4	By-laws, as amended through September 22, 2004 (incorporated herein by reference to Exhibit 4.4 of the Company’s registration statement on Form S-8 filed with the Commission on December 14, 2009).

4.5	Amendment to By-laws dated December 17, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on December 20, 2007).

4.6	Amendment to By-laws dated January 21, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on January 24, 2008).

4.7	Amendment to By-laws dated September 14, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on September 14, 2009).

4.8	Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.9	Mercury Computer Systems, Inc. 1997 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on September 21, 2009).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP.

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Chelmsford, the Commonwealth of Massachusetts on this 14th day of December, 2009.

MERCURY COMPUTER SYSTEMS, INC.

By:	/S/ ALEX A. VAN ADZIN
Alex A. Van Adzin Vice President, General Counsel, and Corporation Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Aslett, Robert E. Hult, and Alex A. Van Adzin his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARK ASLETT	President, Chief Executive Officer, and Director (Principal Executive Officer)	December 14, 2009
Mark Aslett

/S/ ROBERT E. HULT	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2009
Robert E. Hult

/S/ RUSSELL K. JOHNSEN	Chairman of the Board of Directors	December 14, 2009
Russell K. Johnsen

/S/ ALBERT P. BELLE ISLE	Director	December 14, 2009
Albert P. Belle Isle

/S/ GEORGE W. CHAMILLARD	Director	December 14, 2009
George W. Chamillard

/S/ WILLIAM K. O’BRIEN	Director	December 14, 2009
William K. O’Brien

/S/ LEE C. STEELE	Director	December 14, 2009
Lee C. Steele

/S/ VINCENT VITTO	Director	December 14, 2009
Vincent Vitto

/S/ RICHARD P. WISHNER	Director	December 14, 2009
Richard P. Wishner

EXHIBIT INDEX

Exhibit	Description

4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the Commission on September 4, 2009).

4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.2 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, as filed with the Commission on February 8, 2005).

4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.4	By-laws, as amended through September 22, 2004 (incorporated herein by reference to Exhibit 4.4 of the Company’s registration statement on Form S-8 filed with the Commission on December 14, 2009).

4.5	Amendment to By-laws dated December 17, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on December 20, 2007).

4.6	Amendment to By-laws dated January 21, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on January 24, 2008).

4.7	Amendment to By-laws dated September 14, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Commission on September 14, 2009).

4.8	Shareholder Rights Agreement, dated as of December 14, 2005, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (incorporated herein by reference to Exhibit 2 of the Company’s registration statement on Form 8-A, as filed with the Commission on December 15, 2005).

4.9	Mercury Computer Systems, Inc. 1997 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on September 21, 2009).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP.

23.2	Consent of Goodwin Procter (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith.